Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
   News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Longbow Research,
Susquehanna and Sidoti Conferences in March

Clayton, MO, February 27, 2012 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one meetings with investors at the Longbow Research Basic Materials Conference in New York City on March 6, 2012, the Susquehanna Chemical Conference in Boston on March 14, 2012 and the Sidoti & Company Emerging Growth Institutional Investor Forum in New York City on March 20, 2012.  In addition, Olin’s senior management will make a formal presentation at the Sidoti & Company conference at 11:20 AM Eastern time.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2012-05